Commercial Lease


     This lease is made between David R. Kelley, herein called Lessor, and American Consumers, INC. d/b/a/ Shop Rite, herein called Lessee.

     Lessee hereby offers to lease from lessor the premises situated in the City of Form Oglethorpe, County of Catoosa, State of Georgia, described as 418 A Battlefield Parkway, Fort Oglethorpe, GA 30742, upon the following TERMS and
CONDITIONS:

1. Term and Rent. Lessor demises the above premises for a term of three (3) years, commencing December 1, 1999 and terminating on November 30, 2002 or sooner as provided herein at the annual rental of Ten Thousand One Hundred Seventy Six Dollars ($ 10,176.00), payable in equal installments in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Lessor, at P O Box 71545 Chattanooga, Tennessee 37407 (Unless notified in writing of an address change).

2. Use. Lessee shall use and occupy the premises for corporate offices. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing, heating installations, and any other system or equipment on the premises and shall surrender the same, at termination hereof, in as good condition as received, normal ware and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, and structural foundations, which shall be maintained by Lessor.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply at all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for gas, electricity, and telephone service.

8. Entry and Inspection. Lessee shall permit Lessor or Lessor's agent to enter upon the premises at reasonable times upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Indemnification of Lessor. Lessor shall not be for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claim for damages, no matter how caused.

10. Insurance. Lessee, at his expense, shall maintain public liability insurance including bodily injury and property damage insuring Lessee for a minimum of One Million Dollars ($1,000,000.00 U.S. Currency). Proof of such insurance shall be furnished to the Lessor at the time this lease is executed.

11. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting the Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

12. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event Lessor shall not elect to make such repairs which cannot be made within sixty

     (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

13. Lessor's Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within ten (10) days after giving such notice (or if such other default is of such a nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such ten (10) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than ten (10) days notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effect. No failure to enforce any term shall be deemed a waiver.

14. Attorney's Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

15. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other place as my be designated by the parties from time to time.

16. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

17. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an addition term of twelve (12) months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of Eight Hundred Eighty Dollars ($880.00). The option shall be exercised by written notice given to Lessor not less than thirty (30) days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

18. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

19. Entire Agreement. The foregoing construes the entire agreement between the parties and may be modified only by writing signed by both parties.

Signed this 30 day of Sept , 1999.


     American Consumers, Inc.                         David R. Kelley
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 By Lessee:                                  By Lessor:

 /s/  Michael A. Richardson                           /s/  David R. Kelley
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